Exhibit 5.1

Baker & McKenzie LLP 800 Capitol Street, Suite 2100 Houston, TX 77002 United States Tel: +1 713 427 5000 Fax: +1 713 427 5099 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East
& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Munich

Paris

Prague

Riyadh*

Rome

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Washington, DC

* Associated Firm

** In cooperation with

Trench, Rossi e Watanabe

Advogados

July 18, 2023

ServiceNow, Inc.
2225 Lawson Lane
Santa Clara, California 95054

Re: ServiceNow, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel for ServiceNow, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 filed on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 15,079 shares of the Company’s common stock, par value $0.001 per share (the “Shares”). The Shares subject to the Registration Statement are to be issued pursuant to the assumption of outstanding equity awards granted under the G2K Group GmbH 2023 Restricted Stock Unit Plan (the “Plan”).

We have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Restated Certificate of Incorporation of the Company, as amended and supplemented to date, (iii) the Restated Bylaws of the Company, as amended to date, (iv) the corporate proceedings with respect to the filing of the Registration Statement, (v) the corporate proceedings taken with respect to the sale and issuance of the Shares under the Plan, and (vi) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued, delivered and paid for in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

Baker & McKenzie LLP is a member of Baker & McKenzie International.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Best regards,

/s/ Baker & McKenzie LLP

BAKER & MCKENZIE LLP

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